EXHIBIT 10.1

28 September 2009

Apollo Gold Corporation
5655 S. Yosemite Street, Suite 200
Greenwood Village
Colorado 80111- 3220
UNITED STATES OF AMERICA

Attention:             R. David Russell

Dear Sirs

Deferral of Scheduled Repayment due 30 Sept 2009, funding of the Debt Service Reserve Account and date for Project Completion - Consent

We refer to your letter dated 9 September 2009 and recent discussions with APG management as well as an onsite review of the Project and updated projected cash flows. Unless otherwise defined in this letter, capitalized terms used but not defined herein shall have the meanings assigned to them in the Project Facility Agreement dated 20 February 2009 between Apollo Gold Corporation (“APG”), RMB Australia Holdings Limited, Macquarie Bank Limited (“Financiers”) and RMB Resources Inc (“Agent”), as amended, modified or restated (“Project Facility Agreement”).

On the condition that a new resource model and life-of-mine-plan is provided by APG to the Financiers prior to 15 November, 2009, the Financiers and APG agree to:

(i)	Conduct a technical review process to the Financiers satisfaction (“Technical Review”);
(ii)	Defer the 30 September 2009 Repayment Date and the requirement to fund the Debt Service Reserve Account until the earlier of (i) the completion of the Technical Review and (ii) 31 December 2009; and
(iii)	Amend the date by which Project Completion must occur under clause 9.2(f) of the Project Facility Agreement to 31 March 2010.

This letter is a Transaction Document for the purpose of the Project Facility Agreement. The terms of the consent can be accepted on or before 5pm (Sydney time) 29 September 2009 by APG returning a signed copy of this letter to the Agent.  Except as expressly set out in this letter, nothing in this letter otherwise constitutes a waiver of the Financiers’ rights under the terms of the Transaction Documents and the Financiers’ otherwise reserve all of their rights under the Transaction Documents.

Yours faithfully
RMB Resources Inc.

Signed for
RMB Resources Inc.
by its authorized officer

sign here	/s/ Richard A. Winters
Authorized Officer

Print name	Richard A. Winters

Print title	President

Consent and instruction by the Financiers

Each of the Financiers, being RMB Australia Holdings Limited and Macquarie Bank Limited, gives its consent to, and instructs, RMB Resources Inc. (as Agent) to execute this letter.

Signed by
RMB Australia Holdings Limited
by:

sign here	/s/ Gregory Gay
Authorized Officer

Print name	Gregory Gay

Print title	Finance Officer

Signed for
Macquarie Bank Limited
By its Attorneys

sign here	/s/ John Braham	sign here	/s/ Margot Branson
	Executive Director		Associate Director

print name	John Braham	print name	Margot Branson

	In the presence of		In the presence of

sign here	/s/ James K.C. Leung	sign here	/s/ James K.C. Leung
	Witness		Witness

print name	James K.C. Leung	print name	James K.C. Leung

Acceptance by the Borrower

The Borrower accepts the Agent’s consent for a deferral of the date for Project Completion and the 30 September 2009 Repayment Date on the terms and conditions specified in this letter and acknowledges that each of the Agent and Financiers has executed this letter in reliance on the Borrower agreeing the above.

Signed for Apollo Gold Corporation by its Authorized Signatory:

sign here	/s/ Melvyn Williams
Authorized Signatory

Print name	Melvyn Williams

Print title	CFO